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                                                                     EXHIBIT 8.1

         SIGNIFICANT SUBSIDIARIES OF HARMONY GOLD MINING COMPANY LIMITED

                               AS OF JUNE 30, 2002





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Name of Subsidiary              Jurisdiction of              Percentage Ownership         Type of Ownership
                                Incorporation

-------------------------------------------------------------------------------------------------------------
Randfontein Estates Limited     South Africa                 100%                         Direct

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Evander Gold Mines Limited      South Africa                 100%                         Direct

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Hill 50 Limited                 Australia                    100%                         Indirect

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